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                                                                     EXHIBIT 14c

                          CALEDONIA MINING CORPORATION

                                    SCHEDULES

ALL SCHEDULES SPECIFIED IN ARTICLE 5-04 OF REGULATION S-X ARE CONSIDERED NOT TO BE APPLICABLE TO CALEDONIA.